UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 27, 2018

Rent-A-Center, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 801-1100

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Rent-A-Center, Inc. (the “Company”) entered into a Cooperation Agreement, dated as of February 5, 2018, with Engaged Capital Flagship Master Fund, LP, Engaged Capital Co-Invest V, LP, Engaged Capital Co-Invest V-A, LP, Engaged Capital Flagship Fund, LP, Engaged Capital Flagship Fund, Ltd., Engaged Capital, LLC, Engaged Capital Holdings, LLC and Glenn W. Welling (the “Cooperation Agreement”). On February 27, 2018, pursuant to the terms of the Cooperation Agreement, the Company entered into an Amendment No. 1 to Rights Agreement (the “Amendment”) with American Stock Transfer & Trust Company, LLC (the “Rights Agent”), which amended the Company’s existing Rights Agreement, dated as of March 28, 2017, between the Company and the Rights Agent (the “Rights Agreement”). The Amendment accelerated the expiration date of the Rights Agreement from March 28, 2020 to February 27, 2018, such that, as of the close of business on February 27, 2018, the preferred share purchase rights (the “Rights”) established by the Rights Agreement expired, were no longer outstanding and the Rights Agreement was effectively terminated. This termination of the Rights Agreement was in advance of the Company’s commitment to hold a stockholder vote regarding the Rights Agreement at its annual meeting of stockholders to be held in 2018.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is provided herewith as Exhibit 4.1, and the Cooperation Agreement and Rights Agreement included as exhibits in Item 9.01 of this Current Report on Form 8-K, each of which is incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Following the expiration of the Rights and effective termination of the Rights Agreement on February 27, 2018, the Company filed a Certificate of Elimination on February 28, 2018 with the Secretary of State of the State of Delaware (the “Certificate of Elimination”), which certificate removed from the Company’s certificate of incorporation, as amended, the designation of certain shares of its preferred stock as Series D Preferred Stock, which shares of Series D Preferred Stock were authorized solely in connection with the adoption of the Rights Agreement. As a result of the filing of the Certificate of Elimination, all shares of preferred stock designated as Series D Preferred Stock were eliminated and returned to the status of authorized but unissued shares of preferred stock, without designation as to series.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, a copy of which is provided herewith as Exhibit 3.1 and incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1*	Certificate of Elimination, dated February 28, 2018

4.1*	Amendment No. 1 to Rights Agreement, dated February 27, 2018, between Rent-A-Center, Inc. and American Stock Transfer & Trust Company, LLC

4.2	Rights Agreement, dated as of March 28, 2017, between Rent-A-Center, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K, dated as of March 25, 2017)

10.1	Cooperation Agreement, dated February 5, 2018, by and among Rent-A-Center, Inc., Engaged Capital Flagship Master Fund, LP, Engaged Capital Co-Invest V, LP, Engaged Capital Co-Invest V-A, LP, Engaged Capital Flagship Fund, LP, Engaged Capital Flagship Fund, Ltd., Engaged Capital, LLC, Engaged Capital Holdings, LLC and Glenn W. Welling (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, dated as of February 5, 2018)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: February 28, 2018
	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President — Assistant General Counsel
and Secretary